FIRST AMENDMENT TO LOAN AGREEMENT

          THIS FIRST AMENDMENT TO LOAN AGREEMENT, dated as of August 1, 2003 (this "Amendment"), is made between MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation, having an address at 1221 Avenue of the Americas, 27th Floor, New York, New York 10020 ("Lender") and KC PROPCO, LLC, a Delaware limited liability company, having an address at c/o KinderCare Learning Centers, Inc., 650 N.E. Holladay Street, Suite 1400, Portland, Oregon 97232, Attn: Legal Dept. ("Borrower").

                              W I T N E S S E T H:

          WHEREAS, Lender and Borrower are parties to that certain Loan Agreement dated as of July 1, 2003 (the "Loan Agreement"), pursuant to which Lender made a loan to Borrower (the "Loan") in the original principal amount of $300,000,000;

          WHEREAS, Lender and Borrower have agreed in the manner hereinafter set forth to modify the terms of the Loan Agreement.

          NOW, THEREFORE, in pursuance of such agreement and for good and valuable consideration, Borrower and Lender hereby agree as follows:

          1. The definition of "Net Revenue" is hereby deleted from Section 1.1 of the Loan Agreement in its entirety and the following is substituted therefor:

          "Net Revenues" shall mean all Gross Revenue obtained by Operating Company in connection with the operation of the Property less any discounts returned.

          2. The following definition of "Net Cash Flow" is hereby added to
Section 1.1 of the Loan Agreement:

          "Net Cash Flow" shall mean Net Operating Income minus Capital Expenditures and fees paid to Manager pursuant to the Management Agreement.

          3. The following definition of "Net Cash Flow DSCR" is hereby added to
Section 1.1 of the Loan Agreement:

          "Net Cash Flow DSCR" shall mean, as of the relevant date, the ratio of
(i) Net Cash Flow for the twelve (12) calendar month period immediately preceding the date of calculation to (ii) the projected Debt Service that would be due for the twelve (12) calendar month period immediately following such calculation assuming a loan constant of nine percent (9.00%) per annum.

          4. Section 4.1.6(d)(i) of the Loan Agreement is deleted in its entirety and the following substituted therefor:

          (i) quarterly and trailing twelve month statements of income and expense prepared for such Fiscal Quarter and trailing twelve month period with respect to each Individual

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Property, with calculations of Net Operating Income and Net Cash Flow and reports regarding average tuition rate and full time equivalent attendance, licensed capacity, occupancy levels reached, management fees paid and Capital Expenditures made at each Individual Property during each such period;

          5. Section 4.1.6(d)(ii) of the Loan Agreement is deleted in its entirety and the following substituted therefor:

          (ii) calculations reflecting the Debt Service Coverage Ratio and the Net Cash Flow DSCR, each as of the last day of such Fiscal Quarter; and

          6. Section 4.1.6(d)(iii) of the Loan Agreement is deleted in its entirety and the following substituted therefor:

          (iii) a comparison of the budgeted income and expenses and the actual income and expenses for such Fiscal Quarter and Fiscal Year to date for the Property taken as a whole, together with a detailed explanation of any variances of (A) more than five percent (5.00%) and (B)(1) with respect to the analysis for such Fiscal Quarter, in excess of $250,000.00 or (2) with respect to the Fiscal Year to date analysis, in excess of $500,000.00, between budgeted and actual amounts for such period and Fiscal Year to date.

          7. Section 4.1.6 (e) of the Loan Agreement is deleted in its entirety and the following substituted therefore:

          (e) The following Fiscal Quarter and trailing twelve month information required to be delivered pursuant to this Section 4.1.6 shall be delivered for each Individual Property and for the Property in the aggregate, in electronic form in Excel spreadsheet format: average tuition rate, full-time equivalent attendance, licensed capacity, occupancy, Net Operating Income (including the Net Revenues and Total Operating Expenses components thereof), Capital Expenditures, Management Fees, Net Cash Flow, Debt Service Coverage Ratio and Net Cash Flow DSCR. The comparison of budgeted and actual income and expenses for each Fiscal Quarter and Fiscal Year to date required by Section 4.1.6
(d)(iii) shall be delivered in electronic form using pdf format and the detailed explanation of variance shall be delivered in electronic form using Word or Excel.

          8. The following Section 4.1.18 is hereby added to the Loan Agreement:

          4.1.18 Operations and Maintenance. Borrower shall implement an operations and maintenance plan for the Individual Properties listed on Schedule XVI which is of the type recommended in the Operations and Maintenance Programs prepared by Environmental Management Group, Inc. dated May 30, 2003.

          9. Section 5.1.1(a)(i) of the Loan Agreement is deleted in its entirety and the following substituted therefor:

          (i) comprehensive all risk insurance (which may exclude coverage for "acts of terrorism" or other similar acts or events) on the Improvements and the personal property at each Individual Property, including contingent liability from Operation of Building Laws,

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Demolition Costs and Increased Cost of Construction Endorsements, in each case
(A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall be satisfied by comprehensive all risk coverage in an amount not less than One Hundred Million and No/100 Dollars ($100,000,000.00) for any one loss and in the aggregate and shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and personal property at each Individual Property waiving all co-insurance provisions; (C) except as set forth on Schedule XIII, providing for no deductible in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000) for all such insurance coverage; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of each Individual Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (y) if any portion of the Improvements on any Individual Property is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note allocated to the Individual Property or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event any Individual Property is located in an area designated as Seismic Zone 3 or 4, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

          10. Section 7.3 of the Loan Agreement is deleted in its entirety and the following substituted therefor:

          Section 7.3 Replacement of Manager.

          Lender shall have the right to require Borrower to replace or to cause Operating Company to replace the Manager with a Person which is not an Affiliate of, but is chosen as soon as reasonably practicable by, Borrower and approved by Lender (which approval shall be conditioned upon receipt of a Rating Agency Confirmation) upon the occurrence of any one or more of the following events:
(i) at any time following the occurrence and during the continuance of an Event of Default or (ii) if Manager shall be in material default under the Management Agreement beyond any applicable notice and cure period.

          11. Section 11.29.1(v) of the Loan Agreement is deleted in its entirety and the following substituted therefor:

          (v) Lender shall have received a seismic report for any Substitute Property located in Seismic Zone 3 or Seismic Zone 4.

          12. Schedule XVI hereto is hereby added to the Loan Agreement as
Schedule XVI thereto.

          13. Unless otherwise defined in this Amendment, terms defined in the Loan Agreement shall have their defined meanings when used herein.

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          14. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

          15. This Amendment shall inure to the benefit of and be binding upon Borrower and Lender, and their respective successors and assigns.

          16. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

                         [NO FURTHER TEXT ON THIS PAGE]

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          IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                                        KC PROPCO, LLC, a Delaware limited
                                        liability company


                                        By: /s/ EVA M. KRIPALANI
                                            ------------------------------------
                                            Name: Eva M. Kripalani
                                            Title: Senior Vice President
                                                   and General Counsel


                                        MORGAN STANLEY MORTGAGE CAPITAL INC., a
                                        New York corporation


                                        By: /s/ CHRISTIAN B. MALONE
                                            ------------------------------------
                                            Name: Christian B. Malone
                                            Its: Vice President

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                                                                    SCHEDULE XVI

          INDIVIDUAL PROPERTIES FOR WHICH OPERATIONS & MAINTENANCE PLAN
                              SHALL BE IMPLEMENTED

                                       90
                                       218
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                                       653
                                       658
                                       670
                                       699